REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM



To the Shareholders and Board of Trustees
AdvisorOne Funds
Omaha Nebraska


In planning and performing our audits of the financial statements of
Horizon Active Asset Allocation Fund and Horizon Active Income Fund
(the Funds) each a series of AdvisorOne Funds as of and for the year ended November 30 2013 in accordance with the standards of the Public Company Accounting Oversight Board (United States) we considered their internal control over financial reporting including control activities for safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR but not for the purpose of expressing an opinion on the effectiveness of the
Funds internal control over financial reporting.   Accordingly we express
no such opinion.

The management of the Funds is responsible for establishing and
maintaining effective internal control over financial reporting.   In
fulfilling this responsibility estimates and judgments by management are
required to assess the expected benefits and related costs of controls.   A
companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in
the United States of America.   Such internal control includes policies
and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations internal control over financial reporting
may not prevent or detect misstatements.   Also projections of any
evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on
a timely basis.   A significant deficiency is a control deficiency or
combination of control deficiencies that adversely affects the companys ability to initiate authorize record process or report financial data reliably in accordance with accounting principles generally accepted in the United States of America such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United
States).   However we noted no deficiencies in the Funds internal control over financial reporting and its operation including controls for safeguarding securities which we consider to be material weaknesses as defined above as of November 30 2013.

This report is intended solely for the information and use of management Shareholders and Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT WELLER & BAKER LLP

Philadelphia Pennsylvania
January 29 2014